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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Prospectus Supplement to Form S-3 (No. 333-83551) of Unit Corporation dated September 23, 1999 of our report dated February 23, 1999 relating to the consolidated financial statements of Unit Corporation which appear in the Prospectus Supplement. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Tulsa, Oklahoma
September 23, 1999